Exhibit 99.1

Benjamin F. duPont to Retire from MSCI Board

New York – March 11, 2021 – MSCI Inc. (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, announced that director Benjamin F. duPont notified the Company of his decision to retire from the MSCI Inc. Board of Directors (the “Board”) and not stand for re-election at the Company’s 2021 annual meeting of shareholders.

Mr. duPont currently serves on, and until his retirement will continue to serve on, the Compensation and Talent Management Committee and Nominating and Corporate Governance Committee of the Board.

“Ben has been integral to MSCI’s success, having joined the Board shortly after MSCI’s IPO at the end of 2007,” said Henry A. Fernandez, Chairman and Chief Executive Officer. “During his 13-year tenure, Ben helped us shape our business strategy and build a track record of successful innovations, especially with respect to technology-driven solutions. The Board and management benefited from his expertise and counsel in fostering the “owner-operator” and entrepreneurial mindset that defines our culture and developing programs to cultivate our talent, maximize employee engagement, advance our performance culture and promote diversity, equality and inclusion across our Company,” added Mr. Fernandez.

“On behalf of the Company and my fellow directors, I sincerely thank Ben for his sound guidance and valuable contributions to MSCI. We are deeply grateful for his friendship and collaboration over the years and wish him well in his future endeavors,” concluded Mr. Fernandez.

The Board is expected to reduce the size of the Board to nine members, effective concurrent with Mr. duPont’s retirement immediately following the 2021 annual meeting of shareholders, scheduled for April 27, 2021.

About MSCI Inc.

MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on February 12, 2021 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

MSCI Inc. Contacts

Investor Inquiries

investor.relations@msci.com
Salli Schwartz, MSCI +1 212 804 5306

Media Inquiries

PR@msci.com
Sam Wang, MSCI +1 212 804 5244
Melanie Blanco, MSCI +1 212 981 1049